UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
 Exchange Act of 1934

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Managed Futures Premier Warrington L.P.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CERES MANAGED FUTURES LLC
522 Fifth Avenue
New York, New York 10036

January 9, 2015

Action Required Prior to February 27, 2015

Dear Limited Partner:

We are committed to keeping you informed regarding all material changes to the managed futures fund in which you are currently invested. We are writing to inform you that Ceres Managed Futures LLC (”Ceres”), the general partner of Managed Futures Premier Warrington L.P. (the “Partnership”), hereby gives notice of its intent to withdraw from the Partnership.  Under the terms of the limited partnership agreement of the Partnership (“Limited Partnership Agreement”), 90-day advance notice is required for Ceres to withdraw.

Scott C. Kimple (“Kimple”), a limited partner of the Partnership and a principal of Warrington Asset Management, LLC (“Warrington”), the trading advisor of the Partnership, proposes in the enclosed Proxy Statement that Warrington GP, LLC (“Warrington GP”), its affiliate, become the new general partner of the Partnership.  Kimple also requests in the Proxy Statement that the limited partners of the Partnership (the “Limited Partners”) waive the 90-day notice required for the withdrawal of Ceres.  If a majority of each class of the Limited Partners vote in favor of the proposals described in the Proxy Statement (the “Proposals”), Warrington GP will be elected the new general partner of the Partnership effective following the close of business on or prior to March 31, 2015, and the 90-day notice requirement for Ceres’ withdrawal will be waived.  Voting can be done in one of three ways:  (1) Voting can be done by telephone by calling one of the toll-free numbers on your proxy ballot card from a touch-tone telephone on or before February 27, 2015, (2) Voting can be done on-line by going to the website listed on the proxy ballot card, entering the control number from your proxy ballot card and following the instructions on the website on or before February 27, 2015, or (3) Executed ballots may be sent to AST Fund Solutions LLC, a professional proxy solicitation firm, in the enclosed, postage-paid envelope so that they are received on or before February 27, 2015, (and preferably as soon as possible).

  Ceres consents to Kimple’s solicitation of the votes of Limited Partners but expresses no opinion as to the merit of the Proposals.  For information on Kimple’s solicitation, please read the enclosed Proxy Statement.

Sincerely,
CERES MANAGED FUTURES LLC

By:	____________________________
Patrick T. Egan, President

Encl.

Scott C. Kimple
Managed Futures Premier Warrington L.P.
c/o AST Fund Solutions
 55 Challenger Road, Suite 201
Ridgefield Park, NJ  07660
January 9, 2015
Action Required Prior to February 27, 2015
Dear Limited Partner:

As you know, Warrington Asset Management, LLC (“Warrington”), and its predecessor firms, has acted as the trading advisor to the Partnership, as defined below, since its inception in 2006. We have enjoyed working with each of you, and look forward to continuing the relationship.  Accompanying this letter are a Proxy Statement and proxy ballot card regarding Managed Futures Premier Warrington L.P. (the “Partnership”).  The Proxy Statement contains important information on the Partnership and proposed changes in management; we urge you to read it.

Ceres Managed Futures LLC (“Ceres”), the general partner of the Partnership, has determined to withdraw from the Partnership, thereby causing its termination and dissolution unless the limited partners of the Partnership (“Limited Partners”) elect a new general partner.  Scott C. Kimple (“Kimple”), a limited partner of the Partnership and a principal of Warrington, proposes that Warrington GP, LLC (“Warrington GP”), its affiliate, become the new general partner of the Partnership immediately prior to Ceres’ withdrawal as general partner.  The solicitation made in the accompanying Proxy Statement is undertaken by Kimple with the consent of Ceres.

Affirmative consent to both of the proposals presented in the Proxy Statement will continue the existence of the Partnership and make Warrington GP the new general partner of the Partnership.  If such change of general partner is approved by the Limited Partners, every effort will be made to assure that the Partnership’s operations are not disrupted.  Kimple believes that the change in general partners should not have an adverse impact on the Limited Partners. The Partnership, however, will engage a new futures commission merchant and Morgan Stanley & Co. LLC will no longer act as the Partnership’s commodity broker. Thank you in advance for your support and we welcome any questions or suggestions you may have.

Three Easy Ways to vote:

1. Call one of the toll-free numbers on your proxy ballot card from a touch-tone telephone.
2. By Internet. Have your proxy ballot card available. Go to the website listed on the proxy ballot card. Enter your control number from your proxy ballot card. Follow the instructions on the website.
3. Mail your completed proxy ballot card to AST Fund Solutions LLC (“AST”), a professional proxy solicitation firm, in the enclosed, postage-paid envelope as soon as possible.
Voting by telephone or Internet is available 24 hours a day, 7 days a week and must be received by 11:59 p.m. Eastern time on February 27, 2015.

January 9, 2015

AST will facilitate the tabulation of voting.

Please be sure that voting by telephone or internet is done prior to 11:59 p.m. Eastern time on February 27, 2015 or that your mailed response reaches AST on or before February 27, 2015.  Our intention is for Warrington GP to begin serving as the new general partner following the close of business on or prior to March 31, 2015, and our doing so is contingent on your timely response.

If you have any questions, please feel free to call us at (214) 661-7100 or your financial advisor during regular business hours.

Sincerely,
SCOTT C. KIMPLE

__________________________
Scott C. Kimple, Limited Partner and Principal of Warrington Asset Management, LLC

Scott C. Kimple
 Managed Futures Premier Warrington L.P.
c/o AST Fund Solutions
 55 Challenger Road, Suite 201
Ridgefield Park, NJ  07660

PROXY STATEMENT
Dated: January 9, 2015
This Proxy Statement is furnished to you, a limited partner (“Limited Partner”) of Managed Futures Premier Warrington L.P., a partnership organized on November 28, 2005 under the laws of the State of New York (the “Partnership”), in connection with the solicitation by Scott C. Kimple (“Kimple”), a limited partner of the Partnership and a principal of Warrington Asset Management, LLC (“Warrington”), the Partnership’s trading advisor, of your vote in favor of the proposed actions discussed herein (the “Proposals”).  Ceres Managed Futures LLC, the general partner and commodity pool operator of the Partnership (the “General Partner”), has consented to such solicitation by Kimple.  The address of the General Partner’s and the Partnership’s principal office is 552 Fifth Avenue, New York, New York 10036.  Their main business telephone number is (855) 672-4468.

The information provided herein will assist you in making an important decision regarding your investment.  Approval of the Proposals is crucial for the continuation of the Partnership.  The Proposals are as follows:

1.
To waive the meeting of Limited Partners, and all requirements related thereto, contemplated by the terms of the Limited Partnership Agreement (as defined below) for the admission of a new general partner of the Partnership, and elect Warrington GP, LLC (“Warrington GP”), an affiliate of Kimple and Warrington, the general partner of the Partnership, such election to be effective following the close of business on or prior to March 31, 2015.

2.
To waive the 90-day notice period required under the terms of the Limited Partnership Agreement (as defined below) for the general partner’s withdrawal from the Partnership so as to permit the withdrawal of the General Partner immediately following Warrington GP becoming the Partnership’s new general partner.

This Proxy Statement and accompanying proxy ballot card are being sent by certified mail on the date indicated above to all Limited Partners.  The expenses of the solicitation will be paid for by the General Partner.  In addition to the use of the mail, Kimple, certain officers and employees of Warrington and regular employees of certain affiliates of the General Partner acting at the request of Kimple (none of whom will receive additional compensation for their activities) may contact Limited Partners personally, by telephone and by facsimile transmission, to remind Limited Partners to vote.  Kimple also intends to use the services of AST Fund Solutions LLC (“AST”), a professional proxy solicitation firm, to assist in the solicitation of proxies.  The fee for such services is not expected to exceed $20,000, which fee will be borne by the General Partner.   Solicitors will ask Limited Partners to take the time to authorize his, her or its proxy.  Limited Partners may also be asked by representatives of AST if they would like to authorize their proxy over the telephone.

Banks, brokers, nominees and fiduciaries are being required to forward the soliciting material to their clients and to obtain authorization of the execution of voting.  Votes submitted will be tabulated as they are received.

The General Partner has determined to withdraw as general partner of the Partnership, and gives notice of such withdrawal in a letter accompanying this Proxy Statement.  Under the terms of the fifth amended and restated limited partnership agreement of the Partnership dated as of January 30, 2012 and amended as of November 30, 2012 (the “Limited Partnership Agreement”), the withdrawal of the General Partner causes the Partnership to terminate and be dissolved, unless the Limited Partners elect a new general partner.  A copy of the Limited Partnership Agreement, which is appended to the Partnership’s Private Placement Offering Memorandum and Disclosure Document, will be provided to you upon request.  To request a copy, Limited Partners may write to the General Partner at the above address.

If the Proposals are approved, the Partnership will continue its existence with Warrington GP as the new general partner.  If the Proposals are approved, the Limited Partnership Agreement will be amended pursuant to Paragraph 18(a) of the Limited Partnership Agreement to reflect Warrington GP as the new general partner.

 In the event the proposals are approved, no Morgan Stanley entity, including the General Partner and Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of the General Partner and the Partnership’s commodity broker, will be responsible for the promulgation or implementation of the Partnership’s investment policies, for the activities of the Partnership in general, or for the obligations of Warrington GP to the Partnership.

Pursuant to the Limited Partnership Agreement, approval of each Proposal requires the affirmative vote of Limited Partners (the “Required Limited Partners”) who, in the aggregate, own more than 50% (a “majority”) of each class of the outstanding units of limited partnership interest (“Units”).  Approval of each Proposal is conditioned upon approval of the other Proposal.  Accordingly, neither Proposal will be approved unless both are approved.  If the Proposals are not approved, the General Partner will withdraw from the Partnership ninety (90) days from the date of the mailing of this Proxy Statement and the Partnership will terminate and be dissolved.

This Proxy Statement and proxy ballot card are intended to be mailed on or about January 9, 2015 to each limited partner of record as of the close of business on January 1, 2015.  The proxy ballot card is irrevocable by the Limited Partner.
The Partnership had 108,542.7439 Class A Units and 6,295.0450 Class D Units outstanding as of January 1, 2015.  Holders of record of Units at the close of business on January 1, 2015, will be entitled to one vote for each Unit so held of record.  To the knowledge of the General Partner, no single security holder or “group” (as that term is used in Section 13(d) of the Securities Exchange Act of 1934) beneficially owns more than 5% of the Units.  As of January 1, 2015, the General Partner owned units of general partnership interest equivalent to 1,235.821 Units.  As of the same date, no directors or officers of the General Partner owned interests in the Partnership.  As of January 1, 2015, Kimple and/or related entities under his control owned approximately 0 Class A Units and 4,424.999 Class D Units

In order that your Units may be voted, you are requested to either:
1. Call one of the toll-free numbers on your proxy ballot card from a touch-tone telephone.
2. Go to the website listed on the proxy ballot card with your proxy ballot card available. Enter your control number from your proxy ballot card. Follow the instructions on the website.
3. Mail your completed proxy ballot card to AST in the enclosed, postage-paid envelope as soon as possible. Please be sure to indicate your instructions on the proxy ballot card, date and sign the proxy ballot card.

Kimple would like all voting to be completed on or before February 27, 2015.  AST will facilitate the tabulation of votes.  The Proposals will be deemed approved on the first date on which sufficient votes in favor of the Proposals from the Required Limited Partners are returned.  Alternatively, if votes in favor of the Proposals from the Required Limited Partners are not returned by February 27, 2015, Kimple reserves the right to accept votes after February 27, 2015 in its reasonable discretion.  If the Proposals are not approved by the Required Limited Partners, the Partnership will dissolve, and its assets will be distributed pursuant to Paragraph 4(b) of the Limited Partnership Agreement.
Limited Partners are entitled to one vote for each Unit held.  Approval of each Proposal is conditioned on Limited Partner approval of the other Proposal; either both are approved, or neither is approved.

If a Limited Partner has specified a choice by telephone, internet or on his, her or its ballot, his, her or its Units will be voted accordingly.  In the absence of a specified choice on a proxy ballot card returned by mail and provided the ballot is signed, Units will be voted in favor of the Proposals.  If a Limited Partner fails to vote by telephone or internet and has not signed and returned his, her or its proxy ballot card, his, her or its Units will not be voted in favor of the Proposals.  Abstentions will have the same effect as a vote against the Proposals.  Thus, if a Limited Partner wishes to continue its investment in the Partnership, it is important that an affirmative vote be cast.
A Limited Partner may withdraw some or all of such Limited Partner’s capital contribution and undistributed profits, if any, from the Partnership in multiples of the Net Asset Value, as defined in Paragraph 7(d) of the Limited Partnership Agreement, of a Unit (such withdrawal being herein referred to as “redemption”) as of the last day of a calendar month (the “Redemption Date”) after a request for redemption has been made to the General Partner at least three days in advance of the Redemption Date; provided, that all liabilities, contingent or otherwise, of the Partnership, except any liability to the General Partner or Limited Partners (together, the “Partners”) on account of such Partner’s capital contributions, have been paid or there remains property of the Partnership sufficient to pay them.

Limited Partners should vote by telephone or internet or return the proxy ballot card accompanying this Proxy Statement to AST in the self-addressed, postage paid envelope provided as soon as possible.  If returning a proxy ballot card by mail please take care to date, sign the proxy ballot card and fill in the “for”, “against” or “abstain” circle for each Proposal.  If, for one or both Proposal(s), none of the circles are marked, the Limited Partner will be deemed to have voted “FOR” that or those Proposal(s).

THE PROPOSALS

Kimple requests that voting be completed on or before February 27, 2015, and preferably as soon as possible, if the Limited Partner intends to cast a vote on the following two Proposals:

Proposal No. 1: To waive the meeting of Limited Partners, and all requirements related thereto, contemplated by the terms of the Limited Partnership Agreement for the admission of a new general partner of the Partnership, and elect Warrington GP the general partner of the Partnership, such election to be effective following the close of business on or prior to March 31, 2015.

Under Paragraph 15 of the Limited Partnership Agreement, the General Partner may not withdraw from the Partnership without giving the Limited Partners ninety (90) days’ prior written notice.  If the General Partner gives such notice, the Partnership will terminate and be dissolved when the General Partner subsequently withdraws, pursuant to Paragraphs 4(a)(3), 4(b) and 15 of the Limited Partnership Agreement, unless the Partnership is continued pursuant to Paragraph 18.

Under Paragraph 18(b), Limited Partners holding 10% or more of each class of the Units outstanding may call a meeting of the Partnership to vote upon any matter which the Limited Partners may vote upon pursuant to the Limited Partnership Agreement.  Paragraph 18(c) provides, in relevant part, that Limited Partners holding a majority of each class of Units outstanding may, at such a meeting, elect a new general partner of the Partnership if the General Partner chooses to withdraw from the Partnership.

If Proposal No. 1 is approved, consenting Limited Partners will thereby (i) waive the meeting contemplated by the terms of the Limited Partnership Agreement and all requirements related thereto and (ii) elect Warrington GP the new general partner of the Partnership.  Such election will be effective following the close of business on or prior to March 31, 2015.

If Proposal No. 1 is not approved, the General Partner has advised Kimple that it will withdraw as general partner ninety (90) days from the date of the mailing of this Proxy Statement without the Partnership being continued pursuant to Paragraph 18, having herein given proper written notice to the Limited Partners pursuant to Paragraph 15 of the Limited Partnership Agreement, and thus triggering the termination and dissolution of the Partnership pursuant to Paragraphs 4(a)(3), 4(b) and 15 of the Limited Partnership Agreement.

If Proposal No. 1 is not approved, the General Partner has also advised Kimple that prior to its withdrawal as the general partner of the Partnership it may require that all Limited Partners redeem their Units on or before March 31, 2015.  Limited Partners are hereby notified in accordance with Paragraph 11(c) of the Limited Partnership Agreement that the General Partner may effect such redemption.

Potential Benefits and Detriments of Proposal No. 1

Approval of Proposal No. 1 would permit the Partnership to continue its existence until December 31, 2025 (unless otherwise terminated pursuant to Paragraph 4(a) of the Limited Partnership Agreement) rather than terminating and being dissolved ninety (90) days from the date of the mailing of this Proxy Statement, so that Limited Partners would have continuing opportunities to derive benefit from their investments in the Partnership.  However, continuing the Partnership would expose Limited Partners to continued risk of loss, as has been the case since the Partnership’s inception, because the Partnership’s Net Assets, as defined in Paragraph 7(d) of the Limited Partnership Agreement, would be available for trading following the election of Warrington GP as successor general partner.  It should be noted that Warrington (directly or through one of its affiliates) and its founder and portfolio manager Kimple, has been retained as trading advisor to the Partnership since its inception in 2006, and Warrington and Kimple shall continue uninterrupted in that capacity if the Proposals are approved.  Warrington and Warrington GP are both controlled by Kimple.

Proposal No. 2: To waive the 90-day notice period required under the terms of the Limited Partnership Agreement for the General Partner’s withdrawal from the Partnership so as to permit the withdrawal of the General Partner immediately following Warrington GP becoming the Partnership’s new general partner.

As set forth above, the General Partner may not withdraw as general partner without giving ninety (90) days’ prior written notice to the Limited Partners.  Warrington GP intends to become general partner at a date less than ninety (90) days from the date of the mailing of this Proxy Statement.  Accordingly, Kimple requests that Limited Partners agree to waive the 90-day notice requirement allowing the current General Partner to withdraw from the Partnership immediately following Warrington GP’s admission as a new general partner.  If Proposal No. 2 is approved, consenting Limited Partners will waive the notice requirements of Paragraph 15 of the Limited Partnership Agreement.

Limited Partners should note that such waiver is contingent upon approval of Proposal No. 1, so that the General Partner will not be permitted to withdraw in less than ninety (90) days from the date of the mailing of this Proxy Statement unless Warrington GP is simultaneously elected the new general partner of the Partnership.

Potential Benefits and Detriments of Proposal No. 2

Approval of Proposal No. 2 would continue the existence of the Partnership with the succession of Warrington GP and would allow the early withdrawal of the General Partner.  However, continuing the Partnership with Warrington GP as the new general partner would expose Limited Partners to continued risk of loss because the Partnership’s Net Assets would be available for trading following the election of Warrington GP as the new general partner. It should be noted that Warrington (directly or through one of its affiliates) and its founder and portfolio manager Kimple, has been retained as trading advisor to the Partnership since its inception in 2006, and Warrington and Kimple shall continue uninterrupted in that capacity if the Proposals are approved.  Warrington and Warrington GP are both controlled by Kimple.

DISSOLUTION

If the Proposals are not approved, the Partnership will terminate and be dissolved.  Such dissolution will be governed by Paragraph 4(b) of the Limited Partnership Agreement.

In the event the Proposals are not approved and a dissolution were to occur as a result of the General Partner’s withdrawal, Kimple believes that the General Partner would discontinue all trading by directing the liquidation of all positions, wind up the affairs of the Partnership, pay Partnership liabilities and distribute the Net Assets to the Partners (as defined in the Limited Partnership Agreement) in accordance with the Limited Partnership Agreement.

WARRINGTON AND RELATED MATTERS

Warrington GP proposes to serve as the new general partner of the Partnership.  Warrington GP was formed in November 2014 and, accordingly, does not have any financial statements.

General Information Concerning Warrington GP and its Principals

Warrington GP was organized as a Delaware limited liability company in November 2014.  Warrington GP is registered with the Commodity Futures Trading Commission as a commodity pool operator and is a member of National Futures Association (“NFA”) in that capacity.  Warrington GP is an affiliate of Warrington which has served (directly or through one of its affiliates) as the Partnership’s commodity trading advisor since inception.  As is the case with Warrington, Kimple is a principal of Warrington GP and manages and controls Warrington GP.  Warrington Advisors, LLC is the sole member and a principal of Warrington GP and is also controlled by Kimple.

Scott C. Kimple has been listed as a principal and registered as an associated person of Warrington since January 27, 2012, and January 30, 2012, respectively.  Kimple was also registered as an associated person and listed as a principal of Warrington Mgt., L.P., a commodity trading advisor, from April 30, 1999 to April 24, 2013.  Kimple was also listed as a principal and registered as an associated person of Warrington Mgt., L.P. from July 1995 to October 1996.

Kimple began trading stock and bond positions for his own account in January 1984.  Kimple began trading commodity futures and options in July 1989.  From April 1991 to June 2009, Kimple was employed by Citigroup Global Markets Inc. (“Citigroup Global Markets”) and its predecessor firms, beginning as a trading assistant in multiple futures and options markets.  From January 1993 through April 1993, Kimple underwent training as a financial consultant, after which most of his efforts were devoted to discretionary futures and options trading.

From December 1991 to July 1993, Kimple was an associated person of Lehman Brothers Inc., an investment bank.  Kimple was appointed a Vice President of Citigroup Global Markets in July 1995 and he was an associated person of Citigroup Global Markets from July 1993 to June 2009.  From June 2008 to July 2011, Kimple was registered as an associated person and listed as a principal of Warrington Advisors, LLC, a firm which was registered as a commodity trading advisor and commodity pool operator and was a member of NFA.  Kimple was employed as an associated person of Morgan Stanley Smith Barney LLC (d/b/a Morgan Stanley Wealth Management) from June 2009 to December 2014.  Kimple is no longer an employee of Morgan Stanley Wealth Management.

In May 1989, Kimple graduated from Southern Methodist University, Dallas, Texas, with a B.B.A. in Finance.  In August 1990, he completed the MBA program at Southern Methodist, with course emphasis in finance and derivative securities.  During the third trimester, he pursued a credited, directed study with a Dallas, Texas-based commodity trading advisor in derivative securities trading.  This research provided the theoretical foundations for his current trading strategies.

In the event the Proposals are approved, Warrington GP will be the general partner and Warrington will be the trading advisor of the Partnership.  As the general partner, Warrington GP reserves the right to appoint additional or substitute trading advisors in the future and to change the amount, method and manner of compensation payable to trading advisors.  As of the date of this Proxy Statement, Warrington GP does not contemplate making any such change.  If Warrington GP does appoint additional or substitute trading advisors, notice of such appointment will be mailed to each Limited Partner within seven (7) business days of such change, pursuant to Paragraph 10 of the Limited Partnership Agreement.

If elected as general partner, Warrington GP, or an affiliate, intends to maintain a 1% or greater interest in the Partnership.

A further description of Warrington is included in the Partnership’s Private Placement Offering Memorandum and Disclosure Document dated September 30, 2013 (the “Offering Memorandum”).  A copy of the Partnership’s Offering Memorandum is available upon request from the General Partner at the address set forth above.  A copy of Warrington’s most recent commodity trading advisor disclosure document is available upon request from Warrington by calling 214-661-7100.

INTEREST OF CERTAIN PERSONS IN THE PROPOSALS

The General Partner would benefit from Limited Partner approval of the Proposals in that approval would expedite its withdrawal from the Partnership.  Warrington GP would benefit from such approval because (i) it would become general partner of the Partnership and share a pro rata interest in the profits of the Partnership (based on the amount of its capital contribution), if any, (ii) it would receive the administrative fee to which it would be entitled as the general partner under the terms of the Limited  Partnership Agreement, (iii) its affiliate Warrington would continue to receive, as trading advisor of the Partnership, the management fee to which it is entitled under the terms of the management agreement among the Partnership, Warrington and the General Partner dated July 24, 2011 (the “Management Agreement”) (see the Offering Memorandum’s section entitled “The Advisor” for a description of the management fee) and (iv) an affiliate would continue to receive, as the Special Limited Partner of the Partnership, the quarterly profit share allocation to which it would be entitled under the terms of the Limited Partnership Agreement (see the Offering Memorandum’s section entitled “Profit Share Allocation To The Special Limited Partner” for a description of the profit share allocation).

OTHER MATTERS OF INTEREST

The following should be considered by Limited Partners in connection with their evaluation of the Proposals.  The below should be read in conjunction with the conflicts of interest described under the section entitled “Conflicts of Interest” in the Offering Memorandum.

The responsibilities of a general partner of the Partnership include engaging trading advisors to make trading decisions for the Partnership.  Under Proposal No. 1, Warrington GP will become the general partner of the Partnership.  Upon such election, Warrington currently intends to continue acting as the Partnership’s trading advisor pursuant to the Management Agreement.  As a result, a conflict of interest might be deemed to exist in the structure and operations of the Partnership, including with respect to Warrington GP’s responsibility as general partner of the Partnership to monitor its affiliate’s trading activity under the Management Agreement.  As a consequence, Warrington GP would not have an incentive to terminate its affiliate as the Partnership’s trading advisor.

MS & Co., the Partnership’s commodity broker, and Morgan Stanley Wealth Management, one of the Partnership’s selling agents, are affiliates of the current General Partner.  As a result, the trading fees charged to the Partnership by MS & Co. and the selling agent fees charged to the Partnership by Morgan Stanley Wealth Management may be at rates which are less than Morgan Stanley’s standard rates for these services.  Warrington GP intends to replace the commodity broker and selling agent for the Partnership in the future.  Warrington GP will seek high quality services and financial responsibility and does not intend to seek the lowest trading and/or selling agent rates available from other commodity brokers and/or selling agents.  Any such rates may be higher than the current rates paid by the Partnership.  Warrington GP intends to cause the Partnership to pay trading and selling agent fees at rates which it believes to be fair and reasonable in view of the nature and quality of services rendered as well as the advantage of an ongoing relationship with a particular commodity broker and/or selling agent.

Warrington and its principals and affiliates trade and/or are free to trade in securities and futures interests for their own accounts.  In their respective proprietary trading, such persons and their respective principals and affiliates may take positions which are the same as or opposite to those of the Partnership.

If the Limited Partners agree to the Proposals, Kimple will not be required to devote all of his business time and activities to Warrington GP and the Partnership, and will remain free to engage in other business activities.

By the order of:

SCOTT C. KIMPLE

______________________________________
Scott C. Kimple, Limited Partner and
Principal of Warrington Asset Management, LLC

Dallas, Texas
January 9, 2015

Please vote in any of the prescribed manners prior to February 27, 2015.

THIS BALLOT IS SOLICITED ON BEHALF OF SCOTT C. KIMPLE, LIMITED PARTNER OF MANAGED FUTURES PREMIER WARRINGTON L.P. (THE “PARTNERSHIP”) AND PRINCIPAL OF WARRINGTON ASSET MANAGEMENT, LLC, THE ADVISOR OF THE PARTNERSHIP

TO VOTE BY INTERNET
1) Read the Proxy Statement and have the proxy ballot card below at hand.
2) Go to Website www.proxyonline.com
3) Follow the instructions provided on website.
TO VOTE BY TELEPHONE
1) Read the Proxy Statement and have the proxy ballot card below at hand.
2) Call
(866) 620-2536 for a live operator, Monday through Friday 9 a.m. to 10 p.m. Eastern time, or
(888) 227-9349 to reach the interactive voice response (IVR) system for automated touchtone voting.
3) Follow the instructions.
TO VOTE BY MAIL
1) Read the Proxy Statement.
2) Mark the appropriate circles on the proxy ballot card below.
3) Sign and date the proxy ballot card.
4) Return the proxy ballot card in the envelope provided.

PROXY CARD
Managed Futures Premier Warrington L.P.	SIGN, DATE AND VOTE ON THE REVERSE SIDE
YOUR VOTE IS IMPORTANT. PLEASE CAST YOUR PROXY VOTE TODAY!	PROXY VOTING OPTIONS
UNIT HOLDER REGISTRATION FIELD	1.	Mail your signed and voted proxy back in the postage paid envelope provided
	2.	Online at proxyonline.com using your proxy control number found below
	3.	By IVR when you dial (888) 227-9349 (Toll free) to reach an automated touchtone voting line
	4.	By Phone with a live operator when you call toll-free (866) 620-2536 Monday through Friday 9 a.m. to 10 p.m. Eastern time
CONTROL NUMBER \ 123456789101
BALLOT for limited partners (“Limited Partners”) of MANAGED FUTURES PREMIER WARRINGTON L.P. (the “Partnership”) PLEASE MAIL TO AST FUND SOLUTIONS LLC PRIOR TO FEBRUARY 27, 2015
By signing the proxy card, the undersigned Limited Partner acknowledges receipt of the accompanying Proxy Statement of Scott C. Kimple (“Kimple”) dated January 9, 2015.

Ballots submitted will be tabulated by AST Fund Solutions LLC as they are received.  Approval of each proposal is conditioned upon approval of the other proposal.  The proposals will be deemed approved on the first date on which votes in favor of the Proposals from Limited Partners holding a majority of each class of the Units outstanding have been received.  Please mark the appropriate circles for each proposal on the back of this card and SIGN and DATE the form.  Your vote is not effective without your signature.  THIS BALLOT, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED LIMITED PARTNER.  IF NO DIRECTION IS MADE ON A SIGNED BALLOT, BUT YOU SIGN AND DATE BELOW, THE BALLOT WILL BE VOTED FOR THE PROPOSAL

THIS BALLOT IS SOLICITED ON BEHALF OF SCOTT C. KIMPLE, LIMITED PARTNER OF THE PARTNERSHIP AND PRINCIPAL OF WARRINGTON ASSET MANAGEMENT, LLC, THE ADVISOR OF THE PARTNERSHIP
Managed Futures Premier Warrington L.P.	PROXY CARD
YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.  Please sign exactly as name appears on the Partnership’s books.  When Units are held by joint tenants, EACH must sign.  When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.
Print Name Signature (And Title If Applicable) Date Signature (If Held Jointly) Date

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY UNITS YOU OWN

Please vote by telephone or internet as provided for on the proxy ballot card or indicate your voting instructions on the enclosed proxy ballot card, date and sign the proxy ballot card, and return it in the envelope provided.
If you sign, date and return the proxy ballot card, but give no voting instructions, your Units will be voted “FOR” all  proposals noticed above.  Abstentions will have the same effect as a vote against the Proposals.
In order to avoid the additional expense of further solicitation, we ask your cooperation in transmitting your vote via telephone or internet or mailing in your proxy ballot card promptly.  Unless proxies of corporations and partnerships are signed by the appropriate persons as indicated in the voting instructions on the proxy ballot card, they will not be voted.
Please vote in any of the prescribed manners prior to February 27, 2015.
TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS.  Example: •

	FOR	AGAINST	ABSTAIN

1.To waive the meeting of Limited Partners, and all requirements related thereto, contemplated by the terms of the Limited Partnership Agreement for the admission of a new general partner of the Partnership, and elect Warrington GP, LLC the general partner, such election to be effective following the close of business on or prior to March 31, 2015.

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2.To waive the 90-day notice period required under the terms of the Limited Partnership Agreement for the general partner’s withdrawal from the Partnership so as to permit the withdrawal of Ceres Managed Futures LLC as general partner of the Partnership immediately following Warrington GP LLC becoming the Partnership’s new general partner.

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THANK YOU FOR VOTING

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]